Exhibit 10.2

EXECUTION COPY

TRUST AGREEMENT

BETWEEN

NAVISTAR FINANCIAL SECURITIES CORPORATION

DEPOSITOR

AND

DEUTSCHE BANK TRUST COMPANY DELAWARE

OWNER TRUSTEE

DATED AS OF NOVEMBER 2, 2011

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EXHIBITS

Exhibit A	Form of Certificate
Exhibit B	Form of Certificate of Trust

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TRUST AGREEMENT, dated as of November 2, 2011, between Navistar Financial Securities Corporation, a Delaware corporation, as Depositor (the “Depositor”), and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as Owner Trustee (the “Owner Trustee”).

WHEREAS, the Depositor and Owner Trustee entered into a certain trust agreement dated October 25, 2011 (the “Initial Trust Agreement”), which contemplated this Trust Agreement.

WHEREAS, the Depositor and the Owner Trustee desire to amend and restate the Initial Trust Agreement, in its entirety.

The Depositor and the Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions and Rules of Construction.

Definitions. Certain capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement dated as of the date hereof among Navistar Financial Securities Corporation, as Depositor, Navistar Financial Corporation, as Servicer, and Navistar Financial Dealer Note Master Owner Trust II, as Issuing Entity, as it may be amended and supplemented from time to time (the “Pooling and Servicing Agreement”). All references herein to “the Agreement” or “this Agreement” are to this Trust Agreement as it may be amended and supplemented from time to time and the Exhibits hereto, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The Rules of Construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

ORGANIZATION

SECTION 2.1 Name. The Trust continued hereby shall be known as “Navistar Financial Dealer Note Master Owner Trust II” in which name the Owner Trustee and the Administrator may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and the Trust may sue and be sued.

SECTION 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholder and the Depositor.

SECTION 2.3 Purposes and Powers. The purpose of the Issuing Entity is, and the Issuing Entity shall have the power and authority, and is authorized, to engage in the following activities:

(a) To acquire, manage and hold (i) the 2011 Collateral Certificate and other certificates of beneficial interest of the 1995 Master Trust and (ii) the Dealer Notes and other assets to be transferred to the Issuing Entity;

(b) to issue the Certificates pursuant to this Agreement, and to transfer and exchange the Certificates;

(c) from time to time, to grant a security interest in the 2011 Collateral Certificate or other beneficial interests in the 1995 Master Trust, the Dealer Notes and related collateral, and any other assets from time to time held by it, including the pledge under the Indenture of the 2011 Collateral Certificate, the Dealer Notes, and the accounts established for the benefit of indebtedness of the Issuing Entity;

(d) from time to time, to issue and sell Notes pursuant to the Indenture without limitation to aggregate amounts and, in connection therewith, at the written direction of the Depositor, to determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

(i) to determine the principal amount of the Notes;

(ii) to determine the maturity date of the Notes;

(iii) to determine the rate of interest, if any, to be paid on the Notes;

(iv) to determine the price or prices at which such Notes will be sold by the Issuing Entity;

(v) to determine the provisions, if any, for the redemption of such Notes;

(vi) to determine the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder;

(vii) to prepare, execute and file all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act, the qualification of indentures under the Trust Indenture Act and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;

(viii) to prepare any prospectus, offering memorandum, private placement memorandum or other descriptive material relating to the issuance of the Notes;

(ix) to list the Notes on any United States or non-United States securities exchange;

(x) to enter into one or more interest rate or currency swaps, caps, collars, guaranteed investment contracts or other derivative agreements with counterparties (which may include, without limitation, NFSC or any of its affiliates) to manage interest rate or currency risk relating to the Notes;

(xi) to appoint a paying agent or agents for purposes of payments on the Notes; and

(xii) to arrange for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers and purchasers or agents for that purpose;

(e) from time to time to receive payments and proceeds with respect to the 2011 Collateral Certificate, the Dealer Notes and related collateral and any other funds it may receive and either invest or distribute those payments and proceeds;

(f) from time to time to make deposits to and withdrawals from accounts established under the Indenture and any Indenture Supplement;

(g) from time to time to make and receive payments pursuant to derivative agreements;

(h) from time to time to make payments on the Notes;

(i) from time to time making payments or distributions to the Certificateholders;

(j) from time to time to acquire additional collateral from NFSC or any special purpose vehicle established by NFSC;

(k) from time to time to perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Issuing Entity being party to any of the Issuing Entity Documents or the agreements contemplated in paragraphs (i) through (xii) above; and

(l) to execute, deliver and perform its obligations under the Issuing Entity Documents to which it is a party and the Omnibus Transfer and Termination Agreement and, subject to compliance with the Issuing Entity Documents, to engage in such other activities as may be required in connection with the foregoing.

The Issuing Entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Issuing Entity Documents.

SECTION 2.4 Appointment of Owner Trustee. The Depositor hereby appoints Deutsche Bank Trust Company Delaware as trustee of the Issuing Entity, effective as of the date hereof, to have all the rights, powers and duties set forth herein.

SECTION 2.5 Initial Capital Contribution of Trust Estate. The Depositor sold, assigned and transferred to the Issuing Entity, and conveyed and set over to the Owner Trustee, on behalf of the Issuing Entity, as of October 25, 2011, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of October 25, 2011, of the foregoing contribution, which shall constitute the “Initial Trust Estate” and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Issuing Entity as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Initial Trust Estate, the 2011 Collateral Certificate, the Dealer Notes and related collateral and documents and assets described in Section 2.3, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property held under this Agreement (collectively, the “Trust Estate”), upon the trust set forth herein and for the sole use and benefit of the Trust Beneficiary. The Owner Trustee hereby declares that it shall hold the Trust Estate in trust upon and subject to the conditions and obligations set forth herein, subject to the obligations of the Issuing Entity under the Issuing Entity Documents. It is the intention of the parties hereto that the Issuing Entity constitute a statutory trust under the Statutory Trust Statute, that this Agreement constitute the governing instrument of such statutory trust and that the Certificates represent the beneficial interests therein. The rights of the Certificateholders shall be determined as set forth herein and in the Statutory Trust Statute and the relationship between the parties hereto created by this Agreement shall not constitute indebtedness for any purpose. It is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by, or based upon gross or net income, the Issuing Entity shall be treated as a division or branch of the Depositor; provided, that, if the Certificates are owned by more than one Person, the parties agree to treat the Issuing Entity as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuing Entity shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuing Entity as a division or branch of the Depositor for such tax purposes; provided, however, that until the Depositor receives a ruling from the Illinois Department of Revenue or an opinion of counsel that the Issuing Entity will be treated as a branch or division of the Depositor for purposes of the Illinois Income Tax Act and the Illinois Personal Property Tax Replacement Tax Act, for purposes of the Illinois Income Tax Act and the Illinois Personal Property Tax Replacement Tax Act, the Depositor will (i) include the taxable income of the Issuing Entity in the combined tax return filed by the combined group that includes the Depositor, (ii) take all steps necessary to treat the Issuing Entity as a member of the same combined group of which the Depositor is a member and (iii) provide information to the Owner Trustee to confirm that the actions required by clauses (i) and (ii) have been effected. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth in this Agreement, the Indenture and the Statutory Trust Statute with respect to accomplishing the purposes of the Issuing Entity, subject to the terms and conditions of the Issuing Entity Documents.

SECTION 2.7 Liability of the Certificateholders. The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation law of the State of Delaware.

SECTION 2.8 Title to Issuing Entity Property. Legal title to all the Trust Estate shall be vested at all times in the Issuing Entity as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or other trustees, as the case may be.

SECTION 2.9 Situs of Issuing Entity. The Issuing Entity shall be located and administered in the State of Delaware. All bank accounts maintained by the Trust or the Owner Trustee on behalf of the Issuing Entity or for the benefit of the Certificateholders shall be located in the State of Delaware or the State of New York. The Issuing Entity shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Issuing Entity only in Delaware or New York, and payments and distributions shall be made by the Issuing Entity only from Delaware or New York. The only office of the Issuing Entity shall be the Corporate Trust Office of the Owner Trustee in Delaware.

SECTION 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee (as such or in its individual capacity) that:

(a) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and legal right to acquire and own the 2011 Collateral Certificate and the Dealer Notes.

(b) The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

(c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms, the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuing Entity, and the Depositor has duly authorized such sale and assignment to the Issuing Entity by all necessary corporate action, and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

(d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Issuing Entity Documents), or violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

(e) This Agreement, when duly executed and delivered, shall constitute a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened against the Depositor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement or any Certificate issued pursuant hereto or any other Issuing Entity Document or, (ii) seeking to prevent the issuance of such Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Issuing Entity Document or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, such Certificate, this Agreement or any other Issuing Entity Document.

SECTION 2.11 Transfer of 2011 Collateral Certificate. In consideration of the Issuing Entity’s delivery to or upon the order of the Depositor of the net proceeds of the initial sale of the Notes, the Depositor does hereby absolutely transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse (subject to the obligations herein) all right, title and interest of the Depositor in and to the 2011 Collateral Certificate and the proceeds thereof. This Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and the conveyance by the Depositor provided for in this Agreement shall be deemed to be and hereby is a grant by the Depositor to the Issuing Entity of a security interest in and to all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, in, to and under all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from, or relating to the 2011 Collateral Certificate, any Dealer Notes owned by the Depositor after the 1995 Trust Termination Date and the proceeds thereof, to secure the rights of the Issuing Entity under this Agreement and the obligations of the Depositor hereunder. The Depositor and the Issuing Entity shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that the security interest in the 2011 Collateral Certificate and such Dealer Notes created hereunder will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

SECTION 2.12 Representations and Warranties of the Depositor regarding the 2011 Collateral Certificate. The Depositor makes the following representations and warranties as to the 2011 Collateral Certificate on which the Issuing Entity is deemed to have relied in acquiring the 2011 Collateral Certificate. Such representations and warranties speak as of the execution and delivery of this Agreement and as of each Transfer Date, but shall survive the transfer and assignment of the 2011 Collateral Certificate to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Title. It is the intention of the Depositor that the transfer and assignment herein contemplated constitute either (i) a sale of the 2011 Collateral Certificate or (ii) a grant of a perfected security interest therein from the Depositor to the Issuing Entity. The 2011 Collateral Certificate has not been sold, transferred, assigned or pledged by the Depositor to any Person other than pursuant to this Agreement or the Indenture. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to the 2011 Collateral Certificate, free and clear of all liens and rights of others and, immediately upon the transfer thereof, the Issuing Entity shall have good and marketable title to the 2011 Collateral Certificate, free and clear of all liens or rights of others or a first priority perfected security interest therein; and the transfer has been perfected, by the filing of appropriate financing statements and the taking of such other action pursuant to the UCC, under the UCC. The Depositor has no knowledge of any current statutory or other non-consensual liens to which the 2011 Collateral Certificate is subject.

(b) All Actions Taken. All actions necessary under the applicable UCC in any jurisdiction to be taken (i) to give the Issuing Entity a first priority perfected security interest or ownership interest in the 2011 Collateral Certificate, and (ii) to give the Indenture Trustee a first priority perfected security interest in the 2011 Collateral Certificate (including, without limitation, UCC filings with the Delaware Secretary of State), in each case subject to any statutory or other non-consensual liens with respect to the 2011 Collateral Certificate, have been taken. The Depositor has no knowledge of any current statutory or other non-consensual liens to which the 2011 Collateral Certificate is subject.

(c) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Depositor of this Agreement or any other Issuing Entity Document, the performance by the Depositor of the transactions contemplated by this Agreement or any other Issuing Entity Document and the fulfillment by the Depositor of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders and other actions which if not obtained or completed or in full force or effect would not have a material adverse effect on the Depositor or the Issuing Entity or upon the collectability of the 2011 Collateral Certificate or upon the ability of the Depositor to perform its obligations under this Agreement).

(d) Transfers Comply. Each of (i) the transfer of the 2011 Collateral Certificate by the Depositor to the Issuing Entity pursuant to the terms of this Agreement, (ii) the pledge of the 2011 Collateral Certificate by the Issuing Entity to the Indenture Trustee pursuant to the terms of the Indenture and (iii) the pledge of the 2011 Collateral Certificate by the Depositor to the Indenture Trustee pursuant to the terms of this Agreement, comply with the provisions of the 1995 Pooling and Servicing Agreement relating to transfers of the 2011 Collateral Certificate.

SECTION 2.13 Protection of Title to 2011 Collateral Certificate.

(a) The Depositor shall take all actions necessary, and the Issuing Entity shall cooperate with the Depositor, if applicable, to perfect, and maintain perfection of, the interests of the Issuing Entity in the 2011 Collateral Certificate. The Depositor shall execute and file and cause to be executed and filed such financing statements and continuation statements, all in such manner and in such places as may be required by law fully to perfect, maintain, and protect the interest of the Issuing Entity in the 2011 Collateral Certificate and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Issuing Entity and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Depositor shall not change its name, identity or corporate structure or the jurisdiction of its organization in any manner that might make any financing statement or continuation statement filed in accordance with paragraph (a) above or otherwise seriously misleading within the meaning of the UCC (regardless of whether such a filing was ever made), unless it shall have given the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements or continuation statements or timely filed additional UCC financing statements in each case (so that the interests of the Issuing Entity and the Indenture Trustee are not adversely affected).

(c) The Depositor shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 30 days’ prior written notice of any change in the jurisdiction of its organization or any relocation of its chief executive office or other change in location if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (regardless of whether such a filing was ever made) and shall promptly, if applicable, file any such amendment or new financing statement.

(d) The Owner Trustee shall permit the Indenture Trustee and its agents at any time following reasonable notice and during normal business hours to inspect, audit and make copies of and abstracts from the Owner Trustee’s records regarding the 2011 Collateral Certificate.

SECTION 2.14 Assignment to Indenture Trustee. The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuing Entity to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuing Entity in, to and under the 2011 Collateral Certificate and the Dealer Notes and the other property constituting the Trust Estate and/or the assignment of any or all of the Issuing Entity’s rights and obligations hereunder to the Indenture Trustee.

ARTICLE III

THE CERTIFICATES

SECTION 3.1 Initial Certificate Ownership. Upon the formation of the Issuing Entity by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust (the “Trust Beneficiary”).

SECTION 3.1 Form of the Certificates.

(a) The Certificates shall be substantially in the form set forth in Exhibit A. The Certificates shall be executed on behalf of the Issuing Entity by the Owner Trustee, by manual or facsimile signature of an Owner Trustee Authorized Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuing Entity, shall be, when authenticated pursuant to Section 3.3, validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

(b) The Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

(c) The Certificates shall be issued in fully-registered form and shall be in definitive form only. The terms of the Certificates set forth in Exhibit A shall form part of this Agreement. The Certificates will not be issued in uncertificated form unless this Agreement is amended to allow for the issuance of uncertificated Certificates.

SECTION 3.3 Execution, Authentication and Delivery. Concurrently with the transfer of the 2011 Collateral Certificate to the Issuing Entity hereby, the Owner Trustee shall cause the Certificates to be executed on behalf of the Issuing Entity, and to be authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or by the Person appointed from time to time as the Owner Trustee’s authenticating agent hereunder (the “Authenticating Agent”) by manual signature. The Owner Trustee hereby appoints The Bank of New York Mellon as the initial Authenticating Agent. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

SECTION 3.4 Registration; Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided herein. The Certificate Registrar shall be appointed by and may be removed by the Owner Trustee. The Owner Trustee hereby appoints The Bank of New York Mellon as the initial Certificate Registrar. Upon any resignation of a Certificate Registrar, the Owner Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, shall assume the duties of the Certificate Registrar.

(b) The initial Certificateholders may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in the Certificates, provided that: (i) such action will not result in a reduction or withdrawal of the rating of any Class of Notes, (ii) the Certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that such action will not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, (iii) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholders and (iv) the conditions set forth in Section 3.4(g) have been satisfied. Further, any subsequent transfer of a Certificate by a transferee or assignee must also comply with the foregoing provisions. In addition, no transfer of a Certificate shall be registered unless the transferee shall have provided to the Owner Trustee and the Certificate Registrar an opinion of counsel that in connection with such transfer no registration of the Certificates is required under the Securities Act or applicable state law or that such transfer is otherwise being made in accordance with all applicable federal and state securities laws. No Certificate (other than the Certificates issued to and held by the Depositor) may be subdivided upon transfer or exchange in a manner such that the resulting Certificate represents less than a 2.00% fractional undivided interest in the Issuing Entity (or such other amount as the Depositor may determine in order to prevent the Issuing Entity from being treated as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code, but in no event less than a 1.00% fractional undivided interest in the Issuing Entity).

(c) Subject to Section 3.4(b), upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute on behalf of the Issuing Entity, authenticate and deliver (or shall cause its Authenticating Agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent.

(d) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of a like aggregate percentage ownership interest upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Owner Trustee or the office or agency maintained pursuant to Section 3.8. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute on behalf of the Issuing Entity, authenticate and deliver (or shall cause its Authenticating Agent to authenticate and deliver) one or more Certificates dated the date of authentication by the Owner Trustee or any Authenticating Agent. Such Certificates shall be delivered to the Certificateholder making the exchange.

(e) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed or otherwise disposed of by the Owner Trustee or Certificate Registrar in accordance with its customary practice.

(f) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(g) The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include “plan assets” by reason of investment by an employee benefit plan or plan in such entity (each of (i) through (iii), a “Benefit Plan”). By accepting and holding a Certificate, the Certificateholder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

SECTION 3.5 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Owner Trustee and the Trust, such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar, the Owner Trustee or the Issuing Entity that such Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Issuing Entity and the Owner Trustee shall authenticate and deliver (or shall cause its Authenticating Agent to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate in authorized denominations of a like amount; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Owner Trustee on behalf of the Issuing Entity may pay such destroyed, lost or stolen Certificate when so due or payable.

(b) If, after the delivery of a replacement Certificate or distribution in respect of a destroyed, lost or stolen Certificate pursuant to subsection 3.5(a), a protected purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Owner Trustee on behalf of the Issuing Entity shall be entitled to recover such replacement Certificate (or such distribution) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Owner Trustee in connection therewith.

(c) In connection with the issuance of any replacement Certificate under this Section 3.5, the Owner Trustee on behalf of the Issuing Entity may require the payment by the Certificateholder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trust, the Owner Trustee and the Certificate Registrar) connected therewith.

(d) Any duplicate Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

(e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

SECTION 3.6 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

SECTION 3.7 Access to List of Certificateholders’ Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Depositor in writing, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Note Record Date. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, the Depositor, the Issuing Entity or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 3.8 Maintenance of Corporate Trust Office. The Issuing Entity shall maintain in the City of New York an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuing Entity in respect of the Certificates and the Issuing Entity Documents may be served. The Issuing Entity initially designates the offices of the Certificate Registrar as its principal office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.9 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account (as defined in Section 5.1(a) hereto) pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account (as defined in Section 5.1(a)) for the purpose of making the distributions referred to above. The Owner Trustee may appoint and may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Owner Trustee hereby appoints The Bank of New York Mellon as the initial Paying Agent. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Owner Trustee. If the Paying Agent shall resign or be removed, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.3, 6.6, 6.7, 6.8 and 6.9 shall apply, mutatis mutandis, to the Owner Trustee also in its role as Paying Agent, if the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 3.10 Depositor as Certificateholder. The Depositor in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee or its Affiliates as if it were not the Depositor.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

SECTION 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. The Owner Trustee shall not take action with respect to the following matters, unless (i) the Owner Trustee shall have notified the Certificateholders in writing of the proposed action at least 30 days before the taking of such action and (ii) the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Issuing Entity (other than an action to collect on the 2011 Collateral Certificate or a Dealer Note or an action by the Indenture Trustee pursuant to the Indenture) and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity (other than an action to collect on the 2011 Collateral Certificate or a Dealer Note or an action by the Indenture Trustee pursuant to the Indenture);

(b) the amendment of the Indenture by an Indenture Supplement in circumstances where the consent of any Noteholder is required;

(c) the amendment of the Indenture by an Indenture Supplement in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

(d) the amendment, change or modification of the Administration Agreement, except to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders;

(e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable;

(f) the amendment of the Pooling and Servicing Agreement in circumstances where the consent of any Noteholder is required; or

(g) the election by the Issuing Entity to file an amendment to the Certificate of Trust, a conformed copy of which is attached hereto as Exhibit B, except as permitted or required by the Statutory Trust Statute or the terms of any Issuing Entity Document.

SECTION 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer or appoint a successor Servicer under the Pooling and Servicing Agreement pursuant to Article IX thereof or (d) except as expressly provided in the Basic Documents, sell the 2011 Collateral Certificate, Dealer Notes or any interest therein after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

SECTION 4.3 Action by Certificateholders with Respect to Bankruptcy. Neither the Issuing Entity nor the Owner Trustee shall have the power to commence a voluntary proceeding in bankruptcy relating to the Issuing Entity without the unanimous prior approval of the Depositor and all holders of Certificates unless the Owner Trustee reasonably believes that the Issuing Entity is insolvent.

SECTION 4.4 Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuing Entity or the Owner Trustee under this Agreement or any of the Issuing Entity Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.5 Majority Control. Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement shall be effective if such action is taken or such consent is given or withheld by the holders of a majority of the Ownership Interest in the Issuing Entity outstanding as of the close of the preceding Distribution Date. As used herein, “Ownership Interest” means the portion, expressed as a percentage, of beneficial interest in the Issuing Entity represented by a Certificate. Except as expressly provided herein, any written notice, instruction, direction or other document of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by holders of Certificates evidencing not less than a majority of the Ownership Interest in the Issuing Entity at the time of the delivery of such notice.

SECTION 4.6 Restriction on Owner Trustee’s Power to Issue Indebtedness.

The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Issuing Entity other than as contemplated by the Issuing Entity Documents.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1 Establishment of Certificate Distribution Account.

(a) The Depositor shall cause the Servicer, for the benefit of the Certificateholders, to establish and maintain at the Paying Agent, in the name of the Issuing Entity an Eligible Deposit Account known as the Navistar Financial Dealer Note Master Owner Trust II Certificate Distribution Account (the “Certificate Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

(b) The Issuing Entity, for the benefit of the Certificateholders, shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein or in the Indenture or any Indenture Supplement, the Certificate Distribution Account shall be under the sole dominion and control of the Paying Agent for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Depositor shall cause the Servicer within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) to establish a new Certificate Distribution Account as an Eligible Deposit Account and shall cause the Paying Agent to transfer any cash and/or any investments in the old Certificate Distribution Account to such new Certificate Distribution Account.

SECTION 5.2 Application of Trust Funds.

(a) On each Distribution Date, the Paying Agent shall (based on the information contained in the Servicer Certificate delivered on the related Transfer Date) distribute to the Certificateholders, in accordance with each of their respective Ownership Interests, amounts on deposit in the Certificate Distribution Account.

(b) On each Distribution Date, the Paying Agent shall send (or shall cause to be sent) to each Certificateholder the statement described in Section 5.01 of the Series Supplement.

(c) If any withholding tax is imposed on distributions of the Trust Estate (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any withholding tax that is legally owed by the Issuing Entity in respect of any distribution (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuing Entity and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this subsection 5.2(c). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Paying Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Issuing Entity and the Owner Trustee and the Paying Agent for any out-of-pocket expenses incurred.

(d) If the Indenture Trustee holds escheated funds for payment to the Issuing Entity pursuant to Section 11.03 of the Indenture, the Owner Trustee shall, upon written notice from the Indenture Trustee that such funds exist, submit on behalf of the Issuing Entity an Issuing Entity Certificate to the Indenture Trustee pursuant to Section 11.03 of the Indenture instructing the Indenture Trustee to pay such funds pro rata to or at the order of the Certificateholders, or as required by applicable law.

SECTION 5.3 Method of Payment. Subject to Section 7.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the related Note Record Date (i) by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor or, where possible, by intra-bank book entry credit, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least two Business Days prior to such Note Record Date.

SECTION 5.4 Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others. The Issuing Entity shall maintain (or cause to be maintained) the books of the Issuing Entity on the basis of a fiscal year ending October 31 on the accrual method of accounting, deliver to each Certificateholder, as may be required by the Internal Revenue Code and applicable Treasury Regulations or otherwise, such information as may be required to enable each Certificateholder to prepare its federal income tax returns, file such tax returns relating to the Issuing Entity and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Issuing Entity’s characterization as a division or branch of the Depositor for federal income tax purposes, cause such tax returns to be signed in the manner required by law and collect or cause to be collected any withholding tax as described in and in accordance with subsection 5.2(c) with respect to income or distributions to Certificateholders.

SECTION 5.5 Signature on Returns. The Administrator shall sign on behalf of the Issuing Entity any and all tax returns of the Issuing Entity, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Depositor.

ARTICLE VI

THE OWNER TRUSTEE

SECTION 6.1 Duties of Owner Trustee.

(a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement, the Indenture and the other Issuing Entity Documents, including the administration of the Issuing Entity in the interest of the Certificateholders, subject to the Issuing Entity Documents and in accordance with the provisions of this Agreement and the Indenture. No implied covenants or obligations shall be read into this Agreement, the Indenture or any other Issuing Entity Document against the Owner Trustee.

(b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Issuing Entity Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other Issuing Entity Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

(c) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

(d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection 6.1(d) shall not limit the effect of subsection 6.1(a) or (b);

(ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by an Owner Trustee Authorized Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, 4.2 or 6.4.

(e) Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Indenture and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

(f) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Issuing Entity set forth in Section 2.3 or (ii) would, to the actual knowledge of an Owner Trustee Authorized Officer, result in the Issuing Entity becoming taxable as a corporation for federal income tax purposes.

(g) The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.1.

SECTION 6.2 Authority of Owner Trustee. The Owner Trustee is authorized and directed to execute and deliver the Issuing Entity Documents and each certificate or other document attached as an exhibit to or contemplated by the Issuing Entity Documents, including any documents referred to in Section 2.3(d), and the documents referred to in Section 2.3(l) to which the Issuing Entity is to be a party in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuing Entity pursuant to the Issuing Entity Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Issuing Entity Documents.

SECTION 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created, the Person executing this Agreement as Owner Trustee acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Issuing Entity Document shall look only to the Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any Issuing Entity Document under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct or in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the 2011 Collateral Certificate or any Dealer Note or the perfection and priority of any security interest created by the 2011 Collateral Certificate or any Dealer Note in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the distributions and payments to be made to Certificateholders under this Agreement or to Noteholders under the Indenture, including, without limitation: the existence and contents of any Dealer Note on any computer or other record thereof; the validity of the assignment of the 2011 Collateral Certificate or any Dealer Note to the Issuing Entity or of any intervening assignment; the completeness of any Dealer Note; the performance or enforcement of any Dealer Note; the compliance by the Depositor, the Servicer or the Issuing Entity with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee;

(b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Certificateholder;

(c) no provision of this Agreement or any other Issuing Entity Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Issuing Entity Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Issuing Entity Documents, including the principal of and interest on the Notes or any amounts payable with respect to the Certificates;

(e) the Owner Trustee shall not be responsible for or in respect of, the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Issuing Entity Documents, the Notes, the Certificates (other than the certificate of authentication on the Certificates) or of any Dealer Notes or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Issuing Entity Documents;

(f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Depositor or the Servicer under any of the Issuing Entity Documents or otherwise and the Owner Trustee shall not have any obligation or liability to perform the obligations of the Issuing Entity under this Agreement or the other Issuing Entity Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture, the Servicer under the 1995 Pooling and Servicing Agreement or the Pooling and Servicing Agreement or Navistar Financial under the 1995 Purchase Agreement or the Purchase Agreement;

(g) the Owner Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Issuing Entity Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Issuing Entity Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and

(h) in no event shall the Owner Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including, without limitation, lost profits, or for any losses due to forces beyond the control of the Owner Trustee, including , without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Owner Trustee by third parties.

SECTION 6.4 Action upon Instruction by Certificateholders.

(a) Subject to Section 4.4 and Section 6.1(g), the Certificateholders may by written instruction direct the Owner Trustee in the management of the Issuing Entity. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 4.5.

(b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Issuing Entity Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Issuing Entity Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Issuing Entity Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the other Issuing Entity Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the other Issuing Entity Documents, and as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

SECTION 6.5 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders and the Indenture Trustee, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust or the Owner Trustee under the Issuing Entity Documents.

SECTION 6.6 Representations and Warranties of Owner Trustee. The Owner Trustee (as such and in its individual capacity) hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a) It is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The eligibility requirements set forth in Section 6.13 (a) - (d) are satisfied with respect to it.

(b) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(c) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the charter or by-laws of the Owner Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee’s performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

(d) The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the corporate trust activities of the Owner Trustee.

(e) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 6.7 Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Issuing Entity Documents, the Owner Trustee (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and that it does not know to be contrary to this Agreement or any other Issuing Entity Document.

SECTION 6.8 Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.

SECTION 6.9 Compensation and Indemnity.

(a) The Owner Trustee shall receive as compensation from the Servicer for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its fees and other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as it may employ in connection with the exercise and performance of its rights and its duties hereunder, prior to the Effective Date, as provided in Section 3.02 of the Series Supplement and, following termination of the Series Supplement, Section 3.10 of the Pooling and Servicing Agreement. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents and servants, prior to the Effective Date, in accordance with the provisions of Section 3.03 of the Series Supplement and, following termination of the Series Supplement, Section 7.04 of the Pooling and Servicing Agreement. The compensation and indemnities described in this Section 6.9 shall survive the resignation or removal of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Article VI shall not be deemed to be a part of the Trust Estate immediately after such payment.

SECTION 6.10 Replacement of Owner Trustee.

(a) The Owner Trustee may give notice of its intent to resign and be discharged from the trusts hereby created by written notice thereof to the Administrator; provided, that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 6.10(c). The Administrator may appoint a successor Owner Trustee by delivering a written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted its appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Administrator shall remove the Owner Trustee if:

(i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

(ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

(iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv) the Owner Trustee shall otherwise be incapable of acting.

(b) If the Owner Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of Owner Trustee for any reason, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

(c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective and no such resignation shall be deemed to have occurred until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

(d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

(e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. The successor Owner Trustee shall file an appropriate amendment to the Certificate of Trust.

SECTION 6.11 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that (a) the Owner Trustee shall give prior written notice of such merger or consolidation to the Depositor (who shall promptly forward such notice to the Rating Agencies) and (b) the Owner Trustee shall file any necessary amendment to the Certificate of Trust with the Secretary of State of Delaware.

SECTION 6.12 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by each of the Administrator and the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement (unless such other trustee acts or fails to act at the direction of such first trustee); and

(iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.13 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times: (a) be a corporation, a national banking association or a bank satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; (b) be authorized to exercise corporate trust powers; (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (d) have a long-term unsecured debt rating of at least BBB- by Standard & Poor’s or be otherwise satisfactory to Standard & Poor’s. If such Person or bank shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the combined capital and surplus of such Person or bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

SECTION 6.14 Regulation AB; Regulatory Reporting Obligations. The Owner Trustee agrees to cooperate in good faith with the Depositor and shall deliver (and, to the extent required by applicable law, rule or regulation, cause each of its subcontractors, if any, to deliver) to the Depositor any information reasonably requested by the Depositor regarding the Owner Trustee which is required in order to enable the Depositor to comply, in each case to the extent applicable to the Depositor, with Regulation AB or any Securities Act or Exchange Act disclosure or reporting obligations or other similar regulatory law, rule or regulation applicable to the Depositor as it relates to the Owner Trustee or to the Owner Trustee’s obligations under this Agreement. The obligations of the Owner Trustee to provide such information with respect to the period of time during which it served as Owner Trustee shall survive the removal or termination of the Owner Trustee hereunder

ARTICLE VII

TERMINATION OF TRUST AGREEMENT

SECTION 7.1 Termination of Trust Agreement.

(a) The Issuing Entity shall dissolve and wind up in accordance with Section 3808 of the Statutory Trust Statute on or immediately preceding the final distribution of all monies or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Pooling and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Issuing Entity, nor (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuing Entity or the Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) This Agreement shall be irrevocable. Except as provided in Section 7.1(a) and in this Section 7.1(b), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Issuing Entity or this Agreement. Each of the Depositor, the Issuing Entity and the Owner Trustee acknowledges that the Indenture Trustee, on behalf of the Noteholders, is a third-party beneficiary of this Agreement. For so long as the Notes are outstanding, neither the Issuing Entity nor this Agreement shall be revoked without the consent of the Indenture Trustee. Each of the Depositor, the Issuing Entity and the Owner Trustee acknowledges that the Indenture Trustee, as an agent of the Noteholders, maintains a legitimate interest in ensuring that the Issuing Entity is not revoked prior to the fulfillment of the Issuing Entity objectives. In no event may this Agreement be amended without the consent of the Indenture Trustee if the effect of such amendment is the revocation or termination of this Issuing Entity other than in accordance with this Section 7.1.

(c) Notice of any dissolution of the Issuing Entity specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Administrator by letter to Certificateholders mailed within five Business Days of receipt of notice of dissolution from the Servicer given pursuant to Section 10.01 of the Pooling and Servicing Agreement, stating: (i) the Distribution Date upon or with respect to which the final distribution on the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent; (ii) the amount of any such final distribution; and (iii) that the Note Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Administrator shall give such notice to the Certificate Registrar (if other than the Paying Agent) and the Owner Trustee at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

(d) If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the written notice specified in Section 7.1(c), the Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust Estate after exhaustion of such remedies in the preceding sentence shall be deemed property of the Depositor and distributed by the Paying Agent to the Depositor.

(e) Within 60 days of the later of (i) the cancellation of all of the Certificates pursuant to Section 7.1(c) or Section 7.1(d), or (ii) payment to the Depositor of funds remaining in the Trust Estate pursuant to Section 7.1(d), the Paying Agent shall provide the Depositor (who shall promptly forward such notice to each of the Rating Agencies) with written notice stating that all Certificates have been so canceled or such funds have been so paid to the Depositor.

(f) Upon dissolution of the Trust, the Administrator shall wind up the business and affairs of the Trust as required by Section 3808 of the Statutory Trust Statute. Upon the satisfaction and discharge of the Indenture, and receipt of an Officer’s Certificate from the Servicer that the Servicer is aware of no claims remaining against the Trust in respect of the Indenture and the Notes, the Administrator, in the absence of actual knowledge of any other claim against the Trust, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of

Section 3808(e) of the Statutory Trust Statute and shall cause the final distribution of all moneys or other property or proceeds of the Owner Trust Estate to or upon the direction of the Certificateholders in accordance with Section 14.09 of the Indenture. Upon the written direction of the Administrator, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State of Delaware in accordance with the provisions of Section 3810 of the Statutory Trust Statute and, upon such filing, the Issuing Entity shall terminate and this Trust Agreement (other than Section 6.9) shall be of no further force or effect.

ARTICLE VIII

AMENDMENTS

SECTION 8.1 Amendments Without Consent of Certificateholders or Noteholders. This Agreement may be amended from time to time by the Depositor and the Owner Trustee (with prior written notice to each of the Rating Agencies) without the consent of any of the Securityholders; provided, that such action shall not, as evidenced by an Officer’s Certificate of the Servicer, addressed and delivered to the Owner Trustee, adversely affect in any material respect the interests of any Securityholder.

SECTION 8.2 Amendments With Consent of Certificateholders and Noteholders. This Agreement may be amended from time to time by the Depositor and the Owner Trustee with prior written notice to each of the Rating Agencies and the consent of Noteholders or Certificateholders or satisfaction of the Rating Agency Condition with respect to any outstanding Series of Notes if and to the extent such consent or satisfaction would be required pursuant to the terms of Section 11.01 of the Pooling and Servicing Agreement if Section 11.01 of the Pooling and Servicing Agreement were contained in this Agreement.

SECTION 8.3 Form of Amendments.

(a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 8.1 or 8.2, the Depositor shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each Rating Agency.

(b) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Issuing Entity Document) and of evidencing the authorization of the execution thereof by Certificateholders and Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(c) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an opinion of counsel delivered to the Owner Trustee stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(d) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

(e) Notwithstanding any other provision of this Agreement, if the consent of an Enhancement Provider is required pursuant to any Enhancement Agreement or the consent of the Indenture Trustee pursuant to Section 7.1(b) of this Agreement is required to amend this Agreement, any such purported amendment shall be null and void ab initio unless such Enhancement Provider or the Indneture Trustee, as applicable, consents in writing to such amendment.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 No Legal Title to Trust Estate. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their Ownership Interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 9.2 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee (as such and in its individual capacity) and any other Person that is indemnified by the Servicer under Section 6.9 of this Agreement, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. The Administrator shall be a third party beneficiary with respect to the rights granted to it under Section 6.10(a).

SECTION 9.3 Notices. All demands, notices and communications upon or to the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee, the Rating Agencies or any Certificateholder under this Agreement shall be delivered as specified in Appendix B to the Pooling and Servicing Agreement.

SECTION 9.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

SECTION 9.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (and by different parties on separate counterparts), each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 9.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

SECTION 9.7 No Petition Covenant. Notwithstanding any prior termination of this Agreement, to the fullest extent permitted by applicable law, the Deutsche Bank Trust Company Delaware (in its individual capacity as a creditor of the Issuing Entity, and not in its capacity as Owner Trustee of the Issuing Entity), and each Certificateholder, by accepting a Certificate (or interest therein), hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Agreement acquiesce, petition or otherwise invoke or cause the Issuing Entity or the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuing Entity or the Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or the Depositor or any substantial part of either of their properties, or ordering the winding up or liquidation of the affairs of the Issuing Entity or the Depositor.

Notwithstanding any prior termination of this Agreement, the Depositor hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of this Agreement acquiesce, petition or otherwise invoke or cause the Issuing Entity to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuing Entity under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of its property, or ordering or winding up or liquidation of the affairs of the Issuing Entity.

SECTION 9.8 No Recourse. Each Certificateholder by accepting a Certificate (or interest therein) acknowledges that such Person’s Certificate (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Issuing Entity Documents. Except as expressly provided in the Issuing Entity Documents, neither the Depositor, the Servicer nor the Owner Trustee in their respective individual capacities, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the distribution of any amount with respect to the Certificates, or the Owner Trustee’s performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Certificates or this Agreement, it being expressly understood that said covenants and obligations have been made by the Owner Trustee solely in its capacity as the Owner Trustee on behalf of the Issuing Entity. Each Certificateholder by the acceptance of a Certificate (or beneficial interest therein) shall agree that, except as expressly provided in the Issuing Entity Documents, in the case of nonpayment of any amounts with respect to the Certificates, it shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom.

SECTION 9.9 Headings. The headings of the various Articles and Sections herein are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

SECTION 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 9.11 Administrator. The Administrator is authorized to execute on behalf of the Issuing Entity all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Basic Documents. Upon request, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator as the Issuing Entity’s agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

SECTION 9.12 Amended and Restated Trust Agreement. It is the intent of the parties hereto that this Trust Agreement shall as of the date hereof, replace in its entirety the Initial Trust Agreement; provided, that with respect to the period of time from October 25, 2011 through November 1, 2011, the rights and obligations of the parties shall be governed by the Initial Trust Agreement; provided further, that the amendment and restatement of the Initial Trust Agreement shall not affect any of the grants, conveyances or transfers contemplated by the Initial Trust Agreement to have occurred prior to the date hereof.

SECTION 9.13 Tax Disclosure. Each of the undersigned parties agrees to comply with Section 14.11 of the Indenture.

SECTION 9.14 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Owner Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain business relationships with the Owner Trustee. Accordingly, each of the parties to this transaction agrees to provide to the Owner Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Owner Trustee to comply with applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY DELAWARE, as Owner Trustee

By:	/s/ Elizabeth B. Ferry
Name:	Elizabeth B. Ferry
Title:	Vice President

By:	/s/ Susan T. Rodriguez
Name:	Susan T. Rodriguez
Title:	Assistant Vice President

NAVISTAR FINANCIAL SECURITIES CORPORATION, as Depositor

By:	/s/ Mary Ellen Kummer
Name:	Mary Ellen Kummer
Title:	Assistant Treasurer

Acknowledged and Accepted:

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:	/s/ Mary Ellen Kummer
Name:	Mary Ellen Kummer
Title:	Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Paying Agent

By:	/s/ Michael Burack
Name:	Michael Burack
Title:	Senior Associate

EXHIBIT A

FORM OF CERTIFICATE

NUMBER R-__

OWNERSHIP INTEREST: ___%

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR (iii) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY (EACH OF (i) THROUGH (iii), A “BENEFIT PLAN”). BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE CERTIFICATEHOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ______ __, 200_ HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST II

CERTIFICATE

evidencing a fractional undivided beneficial interest in the Trust (as defined below), the property of which may include (i) prior to the termination of Navistar Financial Dealer Note Master Trust (the “1995 Master Trust”) a Collateral Certificate issued by the 1995 Master Trust and (ii) after termination of the 1995 Master Trust, a revolving pool of Dealer Notes arising under floor plan financing agreements between Navistar Financial Corporation and retail dealers to finance their inventories of new and used trucks, truck chassis, buses, bus chassis and trailers.

This Certificate does not represent an interest in or obligation of the Navistar Financial Securities Corporation, Navistar Financial Corporation, Navistar, Inc., Navistar International Corporation, the Indenture Trustee, the Owner Trustee or any of their respective Affiliates, except to the extent described below.

THIS CERTIFIES THAT _________________________ is the registered owner of a nonassessable, fully-paid, fractional undivided beneficial interest in Navistar Financial Dealer Note Master Owner Trust II (the “Trust”).

The Trust was created pursuant to a trust agreement, dated as of October 25, 2011 (as amended and restated as of November 2, 2011 and as further amended, restated or supplemented from time to time, the “Trust Agreement”), between the Depositor and Deutsche Bank Trust Company Delaware, as Owner Trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Trust Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

The Certificateholder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as and to the extent described in the Indenture and any related Indenture Supplement.

Each Certificateholder with respect to a Certificate, by its acceptance of a Certificate, covenants and agrees that such Certificateholder with respect to a Certificate, shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of either of their property, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity.

Distributions on this Certificate shall be made as provided in the Trust Agreement by the Owner Trustee by wire transfer, check mailed or, where possible, intra-bank book entry to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Paying Agent in the City of New York.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement, the Pooling and Servicing Agreement or be valid for any purpose.

THIS OWNER TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, has caused this Certificate to be duly executed.

Dated: _______________, ________	NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST II

	By:	DEUTSCHE BANK TRUST COMPANY
DELAWARE,
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

DEUTSCHE BANK TRUST COMPANY DELAWARE,	DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity but solely as Owner Trustee	not in its individual capacity but solely as Owner Trustee

	By:	THE BANK OF NEW YORK MELLON,
as Authenticating Agent
OR

By:	By:
Authorized Officer		Authorized Officer

REVERSE OF OWNER TRUST CERTIFICATE

The Certificates do not represent an obligation of, or an interest in the Navistar Financial Securities Corporation, Navistar Financial Corporation, Navistar, Inc., Navistar International Corporation, the Indenture Trustee, the Owner Trustee or any of their respective Affiliates, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the other Issuing Entity Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the 2011 Collateral Certificate and the Dealer Notes (and certain other amounts), all as more specifically set forth herein and in the Trust Agreement and the Indenture. A copy of each of the Indenture and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of (i) the Holders of the Notes evidencing not less than a majority of the Outstanding Principal Amount of the Controlling Class of each Series of Notes and (ii) Certificateholders whose Certificates evidence not less than a majority of the Ownership Interest in the Trust, each as of the close of the preceding Distribution Date. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and on all future holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the holders of any of the Certificates or the Notes.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained in the City of New York, accompanied by (i) a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing and (ii) certain opinions required by Section 3.4(b) of the Trust Agreement, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is The Bank of New York Mellon.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement, the Pooling and Servicing Agreement, the Indenture and the disposition of all property held as part of the Trust.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*

*	NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B

CERTIFICATE OF TRUST OF

Navistar Financial Dealer Note Master Owner Trust II

Certificate of Trust of Navistar Financial Dealer Note Master Owner Trust II (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is Navistar Financial Dealer Note Master Owner Trust II.

2. Delaware Trustee. The name and address of the trustee of the Trust having its principal place of business in the State of Delaware are Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

3. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

DEUTSCHE BANK TRUST COMPANY DELAWARE, as Owner Trustee,

By:
Name:
Title:

By:
Name:
Title:

B-1